EXHIBIT 1

INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE

OFFICERS OF MECHANICAL TECHNOLGY INCORPORATED AND

FIRST ALBANY COMPANIES, INC.

The following table sets forth the name and present principal occupation or employment of the current directors and executive officers of Mechanical Technology, Incorporated (MTI), and First Albany Companies, Inc. (FAC).

Name	Occupation
George C. McNamee Chairman of the Board and Officer, MTI Chairman of the Board and Officer, FAC

Chairman of the Board, and Co-Chief

Executive Officer of First Albany Companies, Inc

Chairman of the Board and Chief Executive Officer of Plug Power, Inc. His present business address is 30 South Pearl Street, Albany, New York, 12207

William P. Acker, PhD Officer, MTI	President, MTI. His present business address is 30 South Pearl Street, Albany, New York, 12207
Judith A. Barnes, PhD Officer, MTI	Vice-President and Chief Marketing Officer of MTI. Her present business address is 30 South Pearl Street, Albany, New York 12207
James T. Bunch Officer, MTI	Vice-President, Business Development of MTI. His present business address is 160 Spear Street, Suite 208, San Francisco, California, 94150
Dale Church Director, MTI

Chief Executive Officer, Ventures and Solutions,

LLC, and Trustee of National Defense Industrial Association. His present business address is Ventures and Solutions, LLC, 9 Franklin Street, Alexandria, Virginia, 22314

Edward A. Dohring Director, MTI Chairman, MTI Instruments, Inc

Chairman of MTI Instruments, Inc., a majority owned subsidiary of MTI, and recently retired Vice President, Silicon Valley Group and President, SVG Lithography Systems. His present business address is 360 Beach Avenue, Rochester, New York, 14612

Alan P. Goldberg Director, MTI Director and Officer, FAC	Director, President and Co-Chief Executive Officer of First Albany Companies, Inc. Director of MTI. His present business address is 30 South Pearl Street, Albany, New York, 12207

Name	Occupation
Catherine S. Hill, Esq. Officer, MTI	Vice-President Corporate Development, MTI. Her present Business Address is 30 South Pearl Street, Albany, New York, 12207
E. Dennis O'Connor Director, MTI	Retired Director of New Products and Technology, Masco Corporation. His present business address is 2266 Red Apple Road, Manistee, Michigan, 49660
Walter L. Robb, PhD. Director, MTI

President and Management Consultant, Vantage

Management, Inc. Director of Plug Power, Inc. His present business address is Vantage Management, Inc., 3000 Troy-Schenectady Road, Niskayuna, New York, 12309

Dr. Beno Sternlicht, PhD. Director, MTI	President, Benjosh Management Corporation and President, Arben International. His present business address is 123 Partridge Run, Schenectady, New York, 12309
Cynthia Scheuer Officer, MTI	Vice President and Chief Financial officer of Mechanical Technology, Incorporated. Her present business address is 30 South Pearl Street, Albany, New York, 12207
Daniel V. McNamee III Director, FAC

President of The Publishing & Media Group, a

management consulting firm specializing in the media communications industry. His present business address is 475 Fifth Avenue, 19th Floor, New York, New York, 10017

J. Anthony Boeckh, Ph.D Director, FAC

Chairman and Chief Executive Officer of BCA

Publications Ltd., Montreal, Canada, and Editor-in-Chief of The Bank Credit Analyst. He is also a principal of Greydanus, Boeckh and Associates, Inc., Montreal, Canada, a fixed income specialty manager. His present business address is BCA Publications Ltd., 1002 Sherbrooke St. West, Ste. 1600, Montreal, Canada, H3A 3L6

Name	Occupation
Peter Barton Director, FAC	President, Barton and Associates, a private a private investment firm specializing in technology and software. His present business address is 5445 DCT Parkway, Suite 600, Englewood, Colorado 80111
Walter Fiederowicz Director, FAC	Private investor and consultant. His present business address is 39 Painter Hill Road, Woodbury, Connecticut 06798
Hugh A. Johnson, Jr. Director and Officer, FAC

Director, Senior Vice President and Chief

Investment Officer of First Albany Companies, Inc., First Albany Corporation, and Chairman of First Albany Asset Management Corporation. His present business address is 30 South Pearl Street, Albany, New York, 12207

Benaree P. Wiley Director, FAC

President and Chief Executive Officer of The

Partnership, a Boston-based organization founded by business and civic leaders to promote the development of professionals of color through access to corporate, municipal and state leaders. Her present business address is 334 Boylston Street, Suite 400, Boston, Massachusetts, 02116

Charles L. Schwager Director, FAC

Consultant to Loanet, Inc., a provider of on-line,

real time accounting services to support financial institutions engaged in the business of borrowing and lending securities. His principal business address is 12B Manor Parkway, Salem, New Hampshire, 03079

Stephen P. Wink Officer, FAC	Secretary and General Counsel of FAC and Sr. Vice President, General Counsel and Secretary of First Albany Corporation. His present business address is 30 South Pearl Street, Albany, New York, 12207
Steven R. Jenkins Officer, FAC	Chief Financial Officer of FAC, and Senior Vice President of First Albany Corporation. His present business address is 30 South Pearl Street, Albany, New York, 12207